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Exhibit 10.1

[THE BANK OF NEW YORK LOGO]

SUBSCRIPTION ESCROW AGREEMENT

between

DIVIDEND CAPITAL TOTAL REALTY TRUST, INC.

and

THE BANK OF NEW YORK

Dated as of December 8, 2005

ACCOUNT NUMBER(S)

SHORT TITLE OF ACCOUNT

ESCROW AGREEMENT

        Escrow Agreement (the "Agreement"), dated as of December 8, 2005, among The Bank of New York, a New York banking corporation with its principal corporate trust office at 101 Barclay Street, 8th Floor West, New York, New York 10286 (the "Escrow Agent"), and Dividend Capital Total Realty Trust, Inc., a Maryland corporation, with its principal office at 518 Seventeenth Street, 17th floor, Denver, Co. 80202, (the "Company") and Dividend Capital Securities LLC as sales agent (the "Sales Agent") for itself and for and on behalf of its selected dealers (the "Selected Dealers") the identity of which will be disclosed to the Escrow Agent as the same are selected by the Sales Agent.

        WHEREAS, the Company intends to offer for sale, on a continuous basis, (the "Offering") up to $2,000,000,000 in shares of the company's common stock (the "Common Stock"), pursuant to a registration statement on Form S-11 (Registration No. 333-125338) under the Securities Act of 1933, as amended, with the Securities and Exchange commission, dated December 8, 2005;

        WHEREAS, the Sales Agent and the Selected Dealers are expected to offer the Common Stock on behalf of the Company;

        WHEREAS, the Company and the Sales Agent propose to engage the Escrow Agent for the purpose of receiving, depositing and holding in a segregated non-interest-bearing account all funds ("Proceeds" shall mean all funds wired into the escrow account and funds presumed cleared from check deposits) from subscribers for Common Stock ("Subscribers") received in connection with the sale of Common Stock until such time as such funds are to be released to the Company or returned to the Subscribers; and

        WHEREAS, the Escrow Agent has agreed to act as escrow agent in connection with the proposed subscription and sale of Common Stock.

        NOW, THEREFORE, it is agreed as follows:

  Section 1.    Establishment of Escrow Account; Deposits.

        (a)   The Escrow Agent shall promptly (and, in any case, on or prior to the commencement of the Offering) cause to be opened a fully segregated non interest-bearing escrow account, which escrow account shall be entitled "Total Realty Trust—Escrow Account"

—Escrow Account (the "Escrow Account") for the purpose of holding in trust all Proceeds for the Company and the Subscribers. The Sales Agent and the Selected Dealers shall, as to each Subscriber in connection with all Proceeds received under the Offering, instruct each Subscriber to remit the purchase price in the form of checks (which checks must be certified if remitted during the last five (5) business days of the offering period) or wire transfers to (insert the "Company" or "Sales Agent") the Sales Agent for forwarding to the Escrow Agent by noon of the next business day following receipt of the funds. All such checks and wire transfers forwarded to the Escrow Agent shall be accompanied by information identifying each Subscriber, subscription, the Subscriber's social security or ID number and address. Wire transfers to the Escrow Account shall be made in Federal Funds transferred as follows:

Bk of NYC ABA No. GLA Cust A/C # A/C Name

        (b)   On the terms and conditions of this Agreement, the Escrow Agent shall deposit the Proceeds and any interest earned thereon in the Escrow Account. The Proceeds shall be invested as promptly as practicable upon their receipt by the Escrow Agent, in accordance with this Agreement. All amounts deposited in the Escrow Account shall be invested and reinvested in the manner provided in Section 2 hereof.

        (c)   Except as and to the extent provided herein, the Escrow Agent shall not be obligated nor, without the consent of the Company and the Sales Agent, is it authorized to accept instructions under this Agreement directly from any Selected Dealer.

  Section 2.    Investment of Proceeds.

        Proceeds (and any interest earned thereon), and until such time as all Proceeds and interest earned thereon have been disbursed from the Escrow Account as provided in Section 4 and Section 5, shall be invested and reinvested by the Escrow Agent without unreasonable delay and only in such obligations issued or guaranteed by the United States Government or any agency thereof, or in such national or state bank or trust company certificates of deposit, and with such maturities, as shall be designated in writing from time to time by the Company, such writing to specify the particular investment. Temporarily uninvested funds held hereunder shall be deposited in The Bank of New York Deposit Reserve. The Escrow Agent shall not be responsible for interest losses, taxes or other charges on investments. Interest actually earned from the time the Proceeds are deposited into the Escrow Account until the close of business on the date preceding the date the Proceeds are disbursed by the Escrow Agent as provided herein shall be held in trust for the Subscribers and, upon the occurrence of the conditions set forth in Section 4 and Section 5 hereof, shall be payable in accordance with the provisions set forth in Section 5 hereof. If, at the time the Escrow Agent is required to make a disbursement pursuant to Section 5, the Proceeds are invested as provided in this Section 2, the Escrow Agent shall, in anticipation of such disbursement, sell or otherwise liquidate such investments. Instructions from the Company as to any such investments or the sale or other disposition thereof shall be confirmed in writing (but no delay or failure by the Company to confirm in writing an instruction given by telephone shall effect the validity of such instruction or result in any liability to the Escrow Agent for acting on such instruction).

  Section 3.    Acceptance or Rejection of Subscription.

        Within 30 days from the date of receipt of each subscription, the Company will determine whether or not the subscription is to be accepted or rejected in whole or in part.

        With respect to each subscription which is to be accepted, the Company will notify the Escrow Agent of such acceptance. With respect to each subscription which is to be rejected (in whole or in part), the Company will notify the Escrow Agent of such rejection in writing, and upon receipt of such notification, the Escrow Agent will, within 10 business days from the date the Escrow Agent receives such notification, transfer the amount represented by such subscription and issue a check in the amount of the rejected Subscriber's subscription and all interests, if any, earned thereon directly to the rejected Subscriber.

  Section 4.    Disbursements from the Proceeds.

        (a)   If subscriptions of at least $2,000,000 in Common Stock from at least 100 subscribers who are independent of the Company and each other have not been deposited in the Escrow Account and accepted by the Company on or before the earlier of (i) one year from the date of the Company's registration statement or (ii) the date upon which the Company or the Sales Agent elects to terminate the Offering (the "Termination Date"), upon instruction by the Sales Agent as to the amounts and recipients of the funds then held in escrow, the Escrow Agent shall terminate the Escrow Account and return the subscription funds to each Subscriber without deductions.

        (b)   If subscriptions for at least $2,000,000 in Common Stock from at least 100 subscribers who are independent of the Company and each other have been deposited in the Escrow Account and accepted by the Company on or before the Termination Date, pursuant to the joint instructions of the Sales Agent and the Company identifying the Subscribers whose subscriptions are to be accepted, the Escrow

Agent shall on the date designated by the Sales Agent and the Company in such joint instructions (the "Closing Date"), which date shall be at any time on or after the giving of such notice, release to the Company all or a specified portion of the Proceeds held by the Escrow Agent (including all accrued interest thereon) in the Escrow Account in the manner described in Section 4(a).

  Section 5.    Procedure for Disbursement from the Escrow Account.

        The Proceeds held in the Escrow Account and interest earned thereon shall be subject to, and distributed in accordance with, the following provisions:

        (a)   On the Closing Date, upon satisfaction of the applicable requirements of Section 4 hereof, the Escrow Agent shall (i) transfer by wire to an account designated by the Company the Proceeds requested to be transferred on such date in the notice jointly executed by the Company and the Sales Agent, and (ii) the Escrow Agent shall within 10 business days of the Closing Date transfer by check to each Subscriber any interest actually earned on such Proceeds. At the time of such transfer, the Escrow Agent shall confirm in writing to the Company and the Sales Agent the amount of interest earned for the account of each Subscriber and the date such subscription was received.

        (b)   Within 10 business days from the date the Company notifies the Escrow Agent in writing that a subscription has been rejected, the Escrow Agent shall transfer by check the Proceeds and all interest, if any, earned thereon, of any Subscribers whose subscriptions were obtained by the Sales Agent or the Selected Dealer but rejected by the Company since the commencement of the Offering. At the time of such transfer, the Escrow Agent shall identify in writing to the Company and the Sales Agent the amount of interest earned for the account of each Subscriber and the date such subscription was received.

        (c)   Promptly after the Termination Date (but in no event later than 30 business days following the Termination Date), all Proceeds received by the Escrow Agent (other than Proceeds previously disbursed or to be distributed by the Escrow Agent pursuant to Section 5(a) or Section 5(b) shall be returned by check directly to the Subscriber having provided such Proceeds, without deduction, penalty or expense to the Subscriber and together with each such Subscriber's pro rata portion of the interest actually earned thereon. The Escrow Agent shall notify the Company and the Sales Agent of the distribution of such funds to the Subscribers.

        (d)   The Escrow Agent does not have any interest in the Escrowed Property deposited hereunder but is serving as escrow holder only and having only possession thereof. The Company shall pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrowed Property incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent any amounts that it is obligated to pay in the way of such taxes. Any payments of income from this Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide the Escrow Agent with appropriate W-9 forms for tax I.D., number certifications, or W-8 forms for non-resident alien certifications. It is understood that the Escrow Agent shall be responsible for income reporting only with respect to income earned on investment of funds which are a part of the Escrowed Property and is not responsible for any other reporting. This paragraph and paragraph (9) shall survive notwithstanding any termination of this Escrow Agreement or the resignation of the Escrow Agent.

  Section 6.    Termination of Escrow.

        In the event of the release of all Proceeds and all accrued interest in accordance with Section 4 and Section 5 of this Agreement, this Agreement shall terminate and the Escrow Agent shall be relieved of all responsibilities in connection with the escrow deposits provided for in this Agreement, except claims which are occasioned by its negligence, bad faith or willful misconduct.

  Section 7.    Compensation of Escrow Agent.

        (a)   The Escrow Agent shall be compensated in accordance with the Fee Schedule attached hereto.

        (b)   The Company hereby grants to the Escrow Agent a lien on the Proceeds such that, in the event that any and all charges payable under Section 7 and Section 8 shall not be timely paid by the Company, the Escrow Agent shall have the right to pay itself from the Proceeds the full amount owed, provided that written notice of the Escrow Agent's intent to proceed under this Section 7 be given at least five (5) business days in advance of such action.

  Section 8.    Responsibilities of Escrow Agent; Notices.

        (a)   The Escrow Agent shall be under no duty to enforce payment of any subscription which is to be paid to and held by it;

        (b)   The Escrow Agent shall be under no duty to accept funds, checks, drafts or instruments for the payment of money from anyone other than the Company, the Sales Agent or any Selected Dealers or to give any receipt therefor except to the Company;

        (c)   The Escrow Agent shall be obligated to perform only such duties as are expressly set forth in this Agreement. No implied covenants or obligations shall be inferred from this Agreement against the Escrow Agent, nor shall the Escrow Agent be bound by the provisions of any agreement among the Company or Sales Agent beyond the specific terms hereof.

        (d)   The Escrow Agent shall not be liable hereunder except for its own gross negligence or willful misconduct and the Company agrees to indemnify the Escrow Agent for and hold it harmless as to any loss, liability, or expense, including attorney's fees and expenses, incurred without gross negligence or willful misconduct on the part of the Escrow Agent and arising out of or in connection with the Escrow Agent's duties under this Agreement. Specifically and without limiting the foregoing, the Escrow Agent shall in no event have any liability in connection with its investment, reinvestment or liquidation, in good faith and in accordance with the terms hereof, of any Escrowed Property held by it hereunder, including without limitation any liability for any delay not resulting from gross negligence or willful misconduct in such investment, reinvestment or liquidation, or for any loss of income incident to any such delay.

        (e)   The Escrow Agent shall be entitled to rely upon any order, judgment, certification, instruction, notice, opinion or other writing delivered to it in compliance with the provisions of this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of service thereof. The Escrow Agent may act in reliance upon any instrument comporting with the provisions of this Agreement or signature believed by it to be genuine and may assume that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

        At any time the Escrow Agent may request in writing an instruction in writing from the Company, and may at its own option include in such request the course of action it proposes to take and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations hereunder. The Escrow Agent shall not be liable for acting without the Company's consent in accordance with such a proposal on or after the date specified therein, provided that the specified date shall be at least two (2) business days after the Company receives the Escrow Agent's request for instructions and its proposed course of action, and provided that, prior to so acting, the Escrow Agent has not received the written instructions requested.

        (f)    The Escrow Agent makes no representation as to the validity, value, genuineness or collectability of any security or other document or instrument held by or delivered to it.

        (g)   The Escrow Agent shall not be called upon to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder.

        (h)   No provision of this Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

        (i)    The Escrow Agent shall be deemed conclusively to have given and delivered any notice required to be given or delivered if it is in writing, signed by any one of its authorized officers and mailed, by express, registered or certified mail addressed to:

The Company at:
Dividend Capital Total Realty Trust, Inc. 518 Seventeenth Street, 17th Floor Denver, Colorado 80202
Telephone: (303) 228-2200 Facsimile: (303) 226-9899

        (j)    The Escrow Agent shall be deemed conclusively to have received any notice required to be given or delivered to the Escrow Agent if it is in writing, signed by any one of the authorized officers of the Sales Agent or the Company, mailed, by express, registered or certified mail addressed to and actually received by:

The Escrow Agent at:
The Bank of New York 101 Barclay St, 8th Floor West New York, NY 10286 Attn: Escrow
Telephone: (212) 815-3229 Facsimile: (212) 815-5875/5877

        (k)   The provisions of Sections 7, 8 and 11 shall survive termination of this Agreement and/or the resignation or removal of the Escrow Agent.

  Section 9.    Resignation of Escrow Agent; Successor.

        Notwithstanding anything to the contrary herein, the Escrow Agent may resign at any time by giving at least 15 days written notice thereof. The Company may remove the Escrow Agent at any time (with or without cause) by giving at least 15 days written notice thereof. Within 10 days after receiving such notice, the Company and the Sales Agent shall jointly agree on and appoint a successor escrow agent at which time the Escrow Agent shall either distribute the funds held in the Escrow Account, less its fees, costs and expenses or other obligations owed to the Escrow Agent as directed by the instructions of the Company and the Sales Agent or hold such funds, pending distribution, until such fees, costs and expenses or other obligations are paid. If a successor escrow agent has not been appointed or has not accepted such appointment by the end of the 10 day period, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent, or for other appropriate relief and the costs, expenses and reasonable attorneys fees which the Escrow Agent incurs in connection with such a proceeding shall be paid by the Company.

  Section 10.    Dispute Resolution.

        In the event of any dispute between or conflicting claims by or among the Company or the Sales Agent and/or any other person or entity with respect to any Proceeds held in the Escrow Account, the Escrow Agent shall be entitled, at its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Proceeds so long as such dispute or conflict shall continue, and the Escrow Agent shall not be or become liable in any way to the Company, the Sales Agent or the Selected Dealers for the Escrow Agent's failure or refusal to comply with such conflicting claims, demands or instructions, except to the extent under the circumstances such failure would constitute gross negligence, bad faith or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall be entitled to refuse to act until, at its sole discretion, either such conflicting or adverse claims or demands shall have been finally determined in a court of competent jurisdiction or settled by agreement between the conflicting parties as evidenced in writing, satisfactory to the Escrow Agent, or the Escrow Agent shall have received security or an indemnity satisfactory to the Escrow Agent sufficient to save the Escrow Agent harmless from and against any and all loss, liability or expense which the Escrow Agent may incur by reason of the Escrow Agent's acting. The Escrow Agent may in addition elect at its sole discretion to commence an interpleader action or seek other judicial relief or orders as the Escrow Agent may deem necessary.

  Section 11.    Extraordinary Expense.

        It is understood that fees and usual charges agreed upon for the Escrow Agent's services shall be considered compensation for its services as contemplated by this Agreement, and if the Escrow Agent renders any service not provided for in this Agreement, or if there is any assignment of any interest in the subject matter of this Agreement by the Company or the Sales Agent or any modification of this Agreement, or if any controversy arises under this Escrow Agreement or the Escrow Agent is made a party to any litigation pertaining to this Agreement or the subject matter of this Agreement, the Escrow Agent shall be reasonably compensated for those extraordinary services and reimbursed for all costs and expenses occasioned by such services, controversy or litigation and the Company hereby promises to pay such sums upon demand.

  Section 12.    Governing Law.

        This agreement shall be governed and construed in accordance with the laws of the State of New York without reference to the principles thereof respecting conflicts of laws. This Agreement may be executed in counterparts, each of which so executed shall be deemed an original, and said counterparts together shall constitute one and the same instrument. Each of the parties hereby waives the right to trial by jury.

  Section 13.    Maintenance of Record.

        The Escrow Agent shall maintain accurate records of all transactions hereunder. Promptly after the termination of this Agreement, and as may from time to time be reasonably requested by the Company before such termination, the Escrow Agent shall provide the Company with a copy of such records, certified by the Escrow Agent to be a complete and accurate account of all transactions hereunder. The authorized representatives of the Company and the Sales Agent shall also have access to the Escrow Agent's books and records to the extent relating to its duties hereunder, during normal business hours upon reasonable notice to the Escrow Agent.

  Section 14.    Miscellaneous.

        (a)   Nothing in this Agreement is intended or shall confer upon anyone other than the parties any legal or equitable right, remedy or claim.

        (b)   The invalidity of any portion of this Agreement shall not affect the validity of the remainder hereof.

        (c)   This Agreement is the final integration of the agreement of the parties with respect to the matters covered by it and supersedes any prior understanding or agreement, oral or written, with respect thereto.

        (d)   The rights and obligations of each party hereto may not be assigned or delegated to any other person without the written consent of the other parties hereto. Subject to the foregoing, the terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        (e)   No printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions "The Bank of New York" by name or the rights, powers, or duties of the Escrow Agent under this Agreement shall be issued by any other parties hereto, or on such party's behalf, without the prior written consent of Escrow Agent.

DIVIDEND CAPITAL TOTAL REALTY TRUST, INC.
By:	/s/ JOHN E. BIALLAS
Name: John E. Biallas Title: President
DIVIDEND CAPITAL SECURITIES, LLC
By:	/s/ FRANCIS P. GAFFNEY
Name: Francis P. Gaffney Title:
THE BANK OF NEW YORK as Escrow Agent
By:	/s/ ODELL ROMEO
Name: Odell Romeo Title: Assistant Secretary

Fee Schedule

Dividend Capital Total Realty Trust Inc.
Subscription Escrow Agreement
Fee Schedule
                        , 2005

        Upon appointment of The Bank of New York ("BNY") as Escrow Agent, Dividend Capital Total Realty Trust Inc. shall be responsible for the payment of the fees, expenses and charges as set forth in this Fee Schedule.

GENERAL FEES

ACCEPTANCE FEE	Waived

        This one time charge is payable upon our completion of the review of the escrow agreement and all documents submitted in support thereof.

ADMINISTRATIVE FEE	Waived *

        Our administrative fee will cover the duties and responsibilities related to account administration and servicing, which may include maintenance of accounts on various systems, custody and securities servicing, reporting, etc. This fee is payable in advance for the year and shall not be prorated.

  •
  This fee will be waived if funds held in escrow are invested in money market funds mutually acceptable to BNY and Dividend Capital Total Realty Trust Inc.

INVESTMENT COMPENSATION

        With respect to investments in money market mutual funds for which BNY provides shareholder services BNY (or its affiliates) may also receive and retain additional fees from the mutual funds (or their affiliates) for shareholder services as set forth in the Authorization and Direction to BNY to Invest Cash Balances in Money Market Mutual Funds.

        BNY will charge a $25.00 transaction fee for each purchase, sale, or redemption of securities other than the aforementioned Money Market Mutual Funds.

COUNSEL FEE

        If applicable, a fee covering the reasonable fees and documented expenses of Counsel for its services, including review of governing documents, communication with members of the closing party (including representatives of the depositors and/or beneficiaries, investment banker(s), attorney(s) and BNY, attendance at meetings and the closing, and such other services as BNY may deem necessary. The Counsel fee will be the actual amount of the reasonable fees and documented expenses charged by Counsel and is payable at closing

MISCELLANEOUS FEES

        The fees for performing extraordinary or other services not contemplated at the time of the execution of the transaction or not specifically covered elsewhere in this schedule will be commensurate with the service to be provided and will be charged in BNY's sole discretion. These extraordinary services may include, but are not limited to: customized reporting and/or procedures, electronic account access, etc. Counsel, accountants, special agents and others will be charged at the actual amount of fees (so long as they are reasonable) and expenses (so long as they are documented) billed.

OUT-OF-POCKET EXPENSES

        Additional out-of-pocket expenses may include, but are not limited to, telephone; facsimile; courier; copying; postage; supplies; expenses of foreign depositaries; and expenses of BNY's representative(s) and Counsel for attending special meetings. Fees and expenses of BNY's representatives and Counsel will be charged at the actual amount of fees (so long as they are reasonable) and expenses charged (so long as they are documented) and all other expenses will be charged at cost.

Terms and Disclosures

TERMS OF PROPOSAL

        Final acceptance of the appointment as escrow agent under the escrow agreement is subject to approval of authorized officers of BNY and full review and execution of all documentation related hereto. Please note that if this transaction does not close, you will be responsible for paying any expenses incurred, including reasonable Counsel fees. We reserve the right to terminate this offer if we do not enter into final written documents within three months from the date this document is first transmitted to you. Fees may be subject to adjustment during the life of the engagement.

MISCELLANEOUS

        The terms of this Fee Schedule shall govern the matters set forth herein and shall not be superseded or modified by the terms of the escrow agreement. This Fee Schedule shall be governed by the laws of the State of New York, and without reference to laws governing conflicts. BNY and the undersigned agree to jurisdiction of the federal and state courts located in the City of New York, State of New York.

CUSTOMER NOTICE REQUIRED BY THE USA PATRIOT ACT

        To help the US government fight the funding of terrorism and money laundering activities, US Federal law requires all financial institutions to obtain, verify, and record information that identifies each person (whether an individual or organization) for which a relationship is established.

        What this means to you: When you establish a relationship with BNY, we will ask you to provide certain information (and documents) that will help us to identify you. We will ask for your organization's name, physical address, tax identification or other government registration number and other information that will help us to identify you. We may also ask for a Certificate of Incorporation or similar document or other pertinent identifying documentation for your type of organization.

        We thank you for your assistance.

Accepted By:		For BNY:
Signature:	/s/ JOHN E. BIALLAS	/s/ ODELL ROMEO
Date:	November 18, 2005	November 18, 2005
Name:	John E. Biallas	Odell Romeo
Title:	President	Assistant Treasurer

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SUBSCRIPTION ESCROW AGREEMENT between DIVIDEND CAPITAL TOTAL REALTY TRUST, INC. and THE BANK OF NEW YORK Dated as of December 8, 2005